UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

BRT APARTMENTS CORP.

(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction	(Commission file No.)	(IRS Employer
of incorporation)		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐       Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of BDO

On June 18, 2020, we dismissed BDO USA, LLP (“BDO”) as our independent registered public accounting firm. This decision was approved by our audit committee.

BDO’s reports on our consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO, in its report dated May 15, 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), issued an adverse opinion (the “Adverse Opinion”) on the effectiveness of our internal controls over financial reporting due to our failure to design and maintain effective internal controls over the accounting for real estate ventures in accordance with Accounting Standards Codification Topic 810 (“Consolidation”) (the “Consolidation Standard;” and the requirements imposed pursuant to the Consolidation Standard, the “Consolidation Requirements”). We disclosed this matter in “Item 9A. Controls and Procedures” of our Annual Report.

During the fiscal years ended December 31, 2019 and 2018 and through the date hereof, there were no (i) disagreements (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference thereto in its reports on our consolidated financial statements for such periods nor (ii) reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the Adverse Opinion and the disagreement with BDO described below.

With respect to the disagreement with BDO, we had, for several years (other than the year ended December 31, 2019), presented our multi-family real estate ventures ( the “Ventures”) in our financial statements on a consolidated basis, as opposed to the equity method of accounting, and BDO had issued unqualified audit opinions on such financial statements. Prior to the filing of our Annual Report, we and BDO discussed whether the Ventures satisfied the Consolidation Requirements or should be presented as equity method investments. We determined that three of the Ventures should not be presented on a consolidated basis (and filed a Current Report on Form 8-K on April 21, 2020 (the “8-K”) reporting, among other things, that the previously issued financial statements with respect to such ventures should not be relied upon) and advised BDO that we would seek guidance from the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) with respect to whether the remaining Ventures (other than those that were wholly owned) satisfied the Consolidation Requirements. Based on the guidance we received from the SEC, and with BDO’s concurrence, on May 15, 2020, we amended the 8-K to report as to the guidance we received from the SEC and that contemporaneously with the filing of the amended 8-K, we would restate certain prior period financial statements to present the accounts and operations of all of the Ventures (other than those that were wholly owned) on an unconsolidated basis as equity method investments. Contemporaneously with the filing of the amended 8-K, we filed our Annual Report in which we presented, for the year ended December 31, 2019 and the prior periods indicated therein, the accounts and operations of all our non-wholly owned Ventures on an unconsolidated basis.

Our audit committee discussed with BDO the financial statement presentation to be afforded to our non-wholly owned Ventures and we have authorized BDO to respond fully to the inquiries of our successor accountant concerning the subject matter of this disagreement.

A copy of BDO’s letter addressed to the SEC stating whether it agrees with the statements with respect to such firm under the caption “Dismissal of BDO” of Item 4.01 of this Current Report on Form 8-K, is filed as Exhibit 16.1 hereto.

Appointment of E&Y

On June 18, 2020, our audit committee appointed Ernst & Young LLP ("E&Y") as our new independent registered public accounting firm. E&Y's appointment will be for our fiscal year ending December 31, 2020 and the interim periods beginning the three months ending June 30, 2020.

During our two most recent fiscal years ended December 31, 2019 and for the subsequent interim periods through the date of this report, neither we nor anyone on our behalf consulted E&Y on (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on our consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Title
16.1	Letter from BDO dated June 23, 2020

101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

Date: June 23, 2020	By:	/s/ George Zweier
George Zweier,
Chief Financial Officer

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